EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-38643), as amended, pertaining to the 1997 Equity Incentive Plan of BEI Technologies, Inc., of our reports dated November 10, 2004, with respect to the consolidated financial statements and schedule of BEI Technologies, Inc. and subsidiaries, included in the Annual Report (Form 10-K) for the year ended October 2, 2004.

/s/ Ernst & Young LLP

San Francisco, California
December 13, 2004